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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 3, 1999


                              QUADRAMED CORPORATION
               (Exact name of registrant as specified in charter)
               --------------------------------------------------


Delaware                              0-21031                    52-1992861
---------------                   ----------------           -------------------
(State or other                   (Commission File              (IRS Employer
jurisdiction of                       Number)                Identification No.)
incorporation)


           1003 WEST CUTTING BOULEVARD, 2ND FLOOR, RICHMOND, CA 94804
           ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (510) 620-2340


                                      NONE
                                      ----
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

On February 3, 1999, QuadraMed Corporation ("QuadraMed") announced in a press release that it had signed an Acquisition Agreement and Plan of Merger dated February 3, 1999 (the "Acquisition Agreement") to acquire The Compucare Company ("Compucare"), a privately-held provider of enterprise systems to hospitals and integrated delivery networks, based in Reston, Virginia. QuadraMed will issue approximately 2.7 million shares of its Common Stock in the transaction, which will be treated as a pooling of interests for accounting purposes. In connection with the issuance of the QuadraMed Common Stock in the Compucare acquisition, Compucare stockholders have been granted registration rights according to the terms and conditions attached as Exhibit "C" to the Acquisition Agreement, which terms will be formalized into a Registration Rights Agreement to be executed concurrently with the closing of the acquisition. The press release issued in connection with this announcement and the Acquisition Agreement are attached as exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     Exhibits

                2.1 Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation and Compucare Acquisition
                        Corporation and The Compucare Company and certain of its stockholders, dated February 3, 1999.

                99.1    Press Release dated February 3, 1999.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              QUADRAMED CORPORATION


DATE: February 16, 1999       By:  /s/ Keith M. Roberts
                                 -----------------------------------------
                              Name:  Keith M. Roberts
                              Title: Executive Vice President, Chief Financial
                                     Officer, General Counsel and Assistant
                                     Secretary


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                                INDEX OF EXHIBITS

                2.1 Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation and Compucare Acquisition
                        Corporation and The Compucare Company and certain of its stockholders, dated February 3, 1999.

                99.1    Press Release dated February 3, 1999.



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